Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Life Account B:

We consent to the use of our reports dated February 6, 1996 and February 16, 1996 included herein and to the reference to our Firm under the caption "Independent Auditors" in the Prospectus.

Our report dated February 6, 1996 refers to a change in 1993 in the Company's method of accounting for certain investments in debt and equity securities.

Hartford, Connecticut                             /s/ KPMG Peat Marwick
June 21, 1996